EXHIBIT 99.1

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14040 Park Center Road, Suite 210, Herndon, VA  20171;
703-674-5500; Fax 703-674-5506
E-mail: info@steelcloud.com

FOR INVESTOR INFORMATION CONTACT: IR@STEELCLOUD.COM OR 703-674-5555.
      FOR FINANCIAL INFORMATION PLEASE ACCESS OUR WEB SITE AT www.steelcloud.com

PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

            STEELCLOUD ANNOUNCES NEXT PHASE IN TRANSFORMATION PROCESS
Herndon, VA--August 30, 2007 - SteelCloud, Inc. (Nasdaq: SCLD) (the "Company"), a leading engineering and manufacturing integrator of network centric and embedded computing solutions, today announced that its Board of Directors has appointed Robert Frick as the Company's Executive Director. The announcement is part of the transition plan that the Company initiated in 2006 when Cliff Sink was charged to lead the Company to a return to profitability and an increased share price. Mr. Sink will stay on as Chief Executive Officer during the transition period, at which time Mr. Frick will assume all leadership responsibilities of the Company. In addition, Mr. Frick has been appointed to the Board of Directors to fill the vacancy created by Mr. Sink's resignation.

"Thanks to Cliff's leadership and steady direction, SteelCloud is on a solid path and a return to profitability," said Vice Admiral E.A. Burkhalter, Chairman of the SteelCloud Board of Directors. "As the Company moves into its next phase of redevelopment, we are confident that Bob's proven leadership and strong track record will be the right combination for continued success and future growth. The SteelCloud Board of Directors thanks Cliff for his good work and wishes Cliff success in his next venture."

"It has been a privilege to serve as SteelCloud's leader and I am thrilled with the significant accomplishments that the Company has achieved in such a short period of time," said Mr. Sink. "I am pleased to hand over the reins of a company with contract backlog in excess of $10 million and I believe Bob's experience in this industry makes him the right fit to build upon that foundation."
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Prior to joining SteelCloud, Mr. Frick served as Executive Vice President for
Perot Systems Government Services where he managed all homeland security and intelligence programs. Mr. Frick also served as Director of International Programs at Lockheed Martin Federal Systems and has more than 35 years of experience in Naval Operations and Major Program Management and Defense Systems Development and Acquisition. Mr. Frick's strong background in systems development and vast amount of experience in small and large scale hardware and systems development made him the Board's choice to lead the Company.

"SteelCloud is an extraordinary team of talented individuals and has a tremendous opportunity to build on the growth the Company has achieved over the last year and continue to expand its reach in the industry," stated Bob Frick during the internal company briefing. "I look forward to putting my experience to work as SteelCloud's CEO and I am confident that we will continue to build on the Company's culture of technical excellence."

ABOUT STEELCLOUD

The Company is an engineering and manufacturing integrator specializing in network centric and embedded computing solutions for the federal government and independent software vendors. The Company designs and manufactures specialized servers and appliances for federal integrators, software vendors and volume users. The Company's ISO 9001:2000 certified Quality Management System provides procedures for continuous quality improvement in all aspects of its business. Over its nearly 20-year history, the Company has won numerous awards for technical excellence and customer satisfaction. The Company can be reached at 703-674-5500. Additional information is available at www.steelcloud.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE FORWARD LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT ARE NOT NECESSARILY THE MOST LIKELY AND MAY NOT MATERIALIZE. IN ADDITION, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPUTER INDUSTRY AND GENERAL ECONOMY; COMPETITIVE FACTORS; ABILITY TO ATTRACT AND RETAIN PERSONNEL, INCLUDING KEY SALES AND MANAGEMENT PERSONNEL; THE PRICE OF THE COMPANY'S STOCK; AND THE RISK FACTORS SET FORTH FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORMS 10-Q; AND ANY REPORTS ON FORM 8K. STEELCLOUD TAKES NO OBLIGATION TO UPDATE OR CORRECT FORWARD-LOOKING STATEMENTS.

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